UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549 FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 2, 2025

INDIVIOR PLC
(Exact name of registrant as specified in its charter)

England and Wales	001-37835	98-1204773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10710 Midlothian Turnpike Suite 125 North Chesterfield, VA	23235
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 804-379-1040

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, $0.50 nominal value per share	INDV	The Nasdaq Stock Market LLC
	INDV	London Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company
☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01 Entry into a Material Definitive Agreement.
Employment Agreement with Joe Ciaffoni. On March 3, 2025, Indivior PLC (the "Company") entered into an employment agreement with Joe Ciaffoni. Previously, Indivior PLC announced that it had appointed Joe Ciaffoni, currently an Independent Non-Executive Director of the Company, as Chief Executive Officer. The terms of his appointment are subject to, and effective upon, the approval by shareholders of a new remuneration policy at the Company’s annual general meeting (“2025 AGM”) in May 2025. Mark Crossley is expected to remain as CEO until at least the date of the 2025 AGM to support the transition. The term of Mr. Ciaffoni’s service as CEO is expected to commence following the 2025 AGM but no later than August 1, 2025.
The agreement with Mr. Ciaffoni provides for an annual base salary of $1,050,000 and an annual cash bonus opportunity targeted at 100% of the base salary, up to a maximum of 200% of the base salary, with the actual amount determined by the Company based on the achievement of individual and Company goals. The Company will provide long-term incentive awards to Mr. Ciaffoni (i) in 2026, with an on-target grant-date value of 400% of the base salary; (ii) in 2027, with an on-target grant-date value of 700% of the base salary; and (iii) in 2028 and all subsequent years of not less than 700% of the base salary. In lieu of a long-term incentive award for 2025, within 30 days following the commencement of his employment, the Company shall grant Mr. Ciaffoni (i) performance stock units ("PSUs") with a grant-date value of 12 times the initial base salary, subject to a cap of 1.575 million shares, and (ii) restricted stock units ("RSUs") with a grant-date value of four times the initial base salary, subject to a cap of 525,000 shares (“On-Hire Award”).
The Company's obligations under the agreement are conditioned upon such payment or provision being consistent with the directors’ remuneration policy of the Company most recently approved by shareholders in accordance with section 439A of the Companies Act 2006. Any provision that is not consistent with such policy shall be void and Mr. Ciaffoni shall have no entitlement to compensation or damages in respect of any loss suffered in consequence thereof.
Amended and Restated Relationship Agreement with Oaktree Capital Partners. On March 3, 2025, Indivior PLC amended and restated its Relationship Agreement with Oaktree Value Opportunities Fund, L.P., Oaktree London Liquid Value Opportunities Fund (VOF), L.P., Oaktree Phoenix Investment Fund, L.P. and Boston Patriot Arlington ST LLC (collectively, the "Oaktree Parties"). As amended and restated, Indivior PLC agreed to (i) appoint Joe Ciaffoni and Daniel Ninivaggi to the board of directors of the Company (the "Board"), (ii) appoint Daniel Ninivaggi as the Chair of the Nomination Committee, with such other members of the Nomination Committee to be determined by the Board, (iii) to propose a maximum of seven directors for re-election by shareholders at the 2025 AGM (including within such seven directors each of Joe Ciaffoni and Dan Ninivaggi); and (iv) following the 2025 AGM, to conduct a search to identify and appoint one additional external candidate to become a Non-Executive Director, the identity of whom shall be subject to the Oaktree Parties' approval (such approval not to be unreasonably withheld or delayed). The Company also agreed that the maximum number of Directors following the 2025 AGM until the expiry of the Relationship Agreement shall be eight Directors.

The Relationship Agreement further provides that, until the expiration of the Relationship Agreement, the Oaktree Parties will not, and will take reasonable steps to ensure that each of their affiliates will not, (i) remove or publicly propose the removal of any member of the Board, (ii) put forward or propose any resolution, agenda item or amendment thereto at a general meeting of the Company, (iii) nominate any person to the Board, (iv) require the Board to call a general meeting of the Company, (v) require circulation of a statement relating to a proposed resolution or any other business to be dealt with at a general meeting of the Company, (vi) make any public proposal to change (a) the Board or management, (b) the capitalization or capital allocation program and practices of Indivior PLC, or (c) Indivior PLC's business or corporate structure, or (vii) vote against the recommendation of the Board on any Ordinary Course Resolution, or solicit or knowingly urge any shareholder of Indivior PLC to take the foregoing actions. The Relationship Agreement also contains mutual non-disparagement and no litigation covenants.

The Relationship Agreement will terminate on December 31, 2025, provided that the Oaktree Parties may terminate the Relationship Agreement earlier if Indivior PLC breaches certain provisions of the Relationship Agreement. The foregoing description of the Relationship Agreement does not purport to be complete and is qualified in its entirety by reference to the Relationship Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

The foregoing description of the Amended and Restated Relationship Agreement and the Employment Agreement do not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Relationship Agreement and the Employment Agreement, which are filed as Exhibits 10.1 and 10.2 hereto and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) Robert Schriesheim notified the Board of his resignation therefrom on March 2, 2025 with immediate effect. Mr. Schriesheim stated that his resignation was not due to any disagreements or issues with regards to the Company's accounting or financial statements.

In addition, consistent with the Company's switch to a U.S. primary listing in 2024, Peter Bains and Jo LeCouilliard have decided not to stand for re-election at the Company’s Annual General Meeting.

EXHIBIT INDEX

Exhibit No.	Description
10.1†
Amended and Restated Relationship Agreement made as of March 3, 2025 by and among Indivior PLC, Oaktree Value Opportunities Fund, L.P., Oaktree London Liquid Value Opportunities Fund (VOF), L.P., Oaktree Phoenix Investment Fund, L.P. and Boston Patriot Arlington ST LLC.

10.2	Employment Agreement with Joe Ciaffoni made March 3, 2025.
99.1	Press release issued by Indivior PLC dated March 4, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

† Confidential treatment requested as to certain portions, which portions have been omitted.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Indivior PLC

Date: March 4, 2025	By:	/s/ Kathryn Hudson
Name: Kathryn Hudson
Title: Company Secretary